Exhibit 15.1

April 29, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 16F of Woori Financial Group Inc.’s Form 20-F dated April 29, 2020, and have the following comments:

1.	We agree with the statements made in the first, third and fifth paragraphs in the section “Change in Registrant’s Certifying Accountant” on pages 212 and 213.

2.	We have no basis on which to agree or disagree with other statements of the registrant contained therein.

Yours truly,

/s/ DELOITTE ANJIN LLC